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                                   EXHIBIT 7

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                   STATEMENT OF OPINION REGARDING ASPECTS OF
                 PROTECTIVE LIFE INSURANCE COMPANY FILING OF A
        MODIFIED SINGLE PREMIUM VARIABLE AND FIXED LIFE INSURANCE POLICY
                     (FILE NUMBERS 333-45963 AND 811-7337)



In my capacity as Actuary for Protective Life Insurance Company, I have provided actuarial advice concerning (a) the Registration Statement describing the offer and sale of the above captioned modified single premium variable and fixed life insurance policies ("Policies") and (b) policy forms for the Policies.



It is my professional opinion that:



    (1) The illustrations of policy values, surrender values, death benefits and accumulated premiums in the prospectus contained in the Registration Statement are based on the assumptions stated in the illustrations, and are consistent with the provisions of the Policies. The rate structure of the policies have not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear to be more favorable to prospective non-smoker purchasers of Policies at age 45 than to prospective purchasers of Policies, for males or females, smokers or non-smokers, at other issue ages.



    (2) The information contained in the example set forth in Appendix A of the prospectus covering death benefit calculations is based on the assumptions stated in the examples, and is consistent with the provisions of the Policies.



I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Experts" in the prospectus.



                                          /s/ STEPHEN PEEPLES
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                                          Stephen Peeples, F.S.A., M.A.A.A.
                                          Actuary and 2nd Vice President
                                          Protective Life Insurance Company



May 29, 1998